UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2007, Barbara D. Stinnett and i2 Technologies, Inc. (“i2” or the “Company”) entered into an Agreement and General Release (the “Resignation Agreement”). The Resignation Agreement is subject to revocation by Ms. Stinnett for a period of seven days following the date of its execution and delivery. A copy of the Resignation Agreement is attached as Exhibit 10.1 hereto.

Pursuant to the Resignation Agreement, Ms. Stinnett resigned from all employee and officer positions and offices with the Company effective July 31, 2007. Under the Resignation Agreement, the Company agreed to (i) pay Ms. Stinnett severance equal to six months of salary at her normal rate of pay plus six months of “on target earnings” bonus potential, payable in semi-monthly payments, and (ii) continue Ms. Stinnett’s medical and dental benefits during the six-month severance period. The Resignation Agreement also provides for the accelerated vesting of 8,333 restricted stock units that otherwise were scheduled to vest on August 21, 2007 and October 3, 2007. All of the foregoing benefits are contingent upon Ms. Stinnett’s compliance with the terms of the Resignation Agreement.

Ms. Stinnett is subject to certain confidentiality, non-disparagement, non-compete and non-solicitation obligations under the terms of the Resignation Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the Resignation Agreement, the Company and Ms. Stinnett agreed that the Resignation Agreement fully supersedes and terminates all prior agreements and understandings between them (other than an employee proprietary information agreement previously executed by Ms. Stinnett, the terms of the Company’s stock option plan applicable to options held by Ms. Stinnett and any applicable arbitration agreement previously executed by Ms. Stinnett). Accordingly, the Resignation Agreement supersedes and terminates the Employment Agreement dated September 26, 2005 between i2 and Ms. Stinnett (the “Employment Agreement”).

The Employment Agreement provided for Ms. Stinnett to serve as i2’s Executive Vice President and Chief Customer Officer for an initial term expiring October 2, 2006 (the “Initial Term”), after which date Ms. Stinnett’s employment continued on an “at will” basis. Under the Employment Agreement, Ms. Stinnett was entitled to receive a salary equivalent to $475,000 per annum and, during the Initial Term, an incentive bonus of up to 50% of her base salary. In addition, pursuant to the terms of the Employment Agreement Ms. Stinnett received a restricted stock grant of 15,000 shares of i2 common stock and an option to purchase 100,000 shares of common stock at an exercise price of $19.39. The Employment Agreement also required i2 to pay certain relocation benefits for Ms. Stinnett’s relocation to Dallas, Texas. In lieu of such benefits, the Company paid Ms. Stinnett an amount equal to $6,000 per month together with a “gross-up” of the taxable portion of such amount.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Agreement and General Release dated August 6, 2007 between i2 Technologies, Inc. and Barbara D. Stinnett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 8, 2007	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting, and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Agreement and General Release dated August 6, 2007 between i2 Technologies, Inc. and Barbara D. Stinnett.